Exhibit 99.1
Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Fourth Quarter, Full Year 2025 Results and
Initiates 2026 Guidance
Philadelphia, PA, February 3, 2026 - Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and twelve-month periods ended December 31, 2025.
Management Comments
“We achieved many of our full year 2025 business plan objectives including tenant retention, same store NOI results and mark-to-market rents. During the fourth quarter, we bought out our preferred partner’s equity interests at 3025 JFK and 3151 Market Street in Philadelphia, making both properties wholly owned assets. Our liquidity remains in excellent shape with no borrowings on our $600 million unsecured line of credit, and no bond maturities until November 2027,” stated Jerry Sweeney, President and Chief Executive Officer of Brandywine Realty Trust.
“Looking ahead, our 2026 business plan includes recapitalizing our remaining development joint ventures in Austin, Texas, accelerating our overall asset recycling program and further improving our liquidity. We plan to use a majority of our asset sale proceeds to reduce debt, which may include bond repurchases, and the opportunistic buyback of our common shares that we believe are significantly undervalued. Our 2026 FFO guidance range is $0.51 to $0.59 per diluted share.”
Fourth Quarter Highlights

Financial Results
•Net loss attributable to common shareholders: $(36.9) million, or $(0.21) per share. Our results include a $(12.2) million, or $(0.07) per share, charge related to a loss on the early extinguishment of debt related to our $245 million loan repayment.
•Funds from Operations (FFO) available to common shareholders: $14.6 million, or $0.08 per diluted share. Our results include a $(12.2) million, or $(0.07) per share charge related to a loss on the early extinguishment of debt related to our $245 million loan repayment.
Portfolio Results
•Core Portfolio: 88.3% occupied and 90.4% leased.
•New and Renewal Leases Signed: 157,000 square feet in the fourth quarter in our wholly owned portfolio and, including leasing within our unconsolidated joint ventures, totaled 415,000 square feet. For full year 2025, we signed 790,000 square feet in our wholly owned portfolio and including leasing within our unconsolidated joint ventures totaled 1,558,000 square feet.
•Rental Rate Mark-to-Market: 20.9% on an accrual basis and 10.0% on a cash basis.
•Tenant Retention Ratio: 54% in fourth quarter and 64% for the full year 2025.

•Same Store NOI Results: Increased 2.4% on an accrual basis and increased 3.2% on a cash basis.
Joint Venture Activity
•On December 17, 2025, we acquired our partner’s preferred equity interest in 3151 Market Street, a 417,000 square foot office/life science building located in Philadelphia, Pennsylvania for $65.7 million, which was funded with cash-on-hand. As a result of the transaction, 3151 Market Street is a wholly owned asset and was consolidated in fourth quarter.
•As previously announced, we acquired our partner’s preferred equity interest in 3025 JFK, located in Philadelphia, Pennsylvania for $70.5 million, which was funded with cash-on-hand. In connection with the redemption, we assumed the existing $178 million secured construction loan that matures in July 2026. As a result of the transaction, 3025 JFK is a wholly owned asset and was consolidated in our fourth quarter results.
Finance/Capital Markets Activity
•On December 19, 2025, we closed on a $50.5 million Commercial Property Assessed Clean Energy (“C-PACE”) financing on our development project at 3151 Market Street in Philadelphia, Pennsylvania. The loan bears interest at 7.31% and has an initial maturity date of March 31, 2054. We have the option to prepay at any time, subject to the following prepayment premium: 5.0% through year 2 after closing, 1.0% through year 10, and 0% thereafter. The loan agreement includes $30.0 million of additional financing to fund future commitments for signed leases.
•As previously announced, we issued $300 million of 6.125% guaranteed notes due 2031 (the “Notes”) in an underwritten public offering. Interest on the Notes is payable semi-annually on January 15 and July 15 of each year, commencing January 15, 2026. The Notes were offered to investors at a price of 100% of their principal amount and closed October 3, 2025. The net proceeds from the offering totaled approximately $296.3 million and were used to repay our consolidated secured debt loan totaling $245 million and for general corporate purposes.
•As previously announced, we repaid a $245 million secured loan due February 2028. During the fourth quarter, we recognized a $12.2 million, or $0.07 per share, loss on debt extinguishment as a result of the early repayment. After the repayment, our core portfolio is 100% unencumbered.
•We had no outstanding balance on our $600.0 million unsecured revolving credit facility as of December 31, 2025.
•We had $32.3 million of cash and cash equivalents on-hand as of December 31, 2025.
Results for the Three and Twelve-Month Periods Ended December 31, 2025
Net loss attributable to common shareholders totaled $(36.9) million or $(0.21) per share in the fourth quarter of 2025 compared to a net loss of $(44.8) million or $(0.26) per share in the fourth quarter of 2024. Our 2025 results include a $(12.2) million, or $(0.07) per share, charge related to a loss on the early extinguishment of debt. Our fourth quarter 2024 results include a $(23.8) million, or $(0.14) per share, non-cash impairment charge primarily related to our unconsolidated joint venture properties located in the Metropolitan D.C. area.
FFO attributable to common shareholders in the fourth quarter of 2025 totaled $14.6 million or $0.08 per diluted share versus $29.9 million or $0.17 per diluted share in the fourth quarter of 2024. Our 2025 results include a $(12.2) million, or $(0.07) per share charge related to a loss on the early extinguishment of debt. FFO available to common shareholders. Our fourth quarter 2025 FFO payout ratio ($0.08 common share distribution / $0.08 FFO per diluted share) was 100%.
Net loss attributable to common shareholders totaled $(179.5) million or $(1.03) per share for the twelve months ended 2025 compared to a net loss of $(197.1) million attributable to common shareholders or $(1.14) per share in the twelve months ended 2024. Our full year 2025 results include non-cash impairment charges totaling $63.4 million, or $(0.37) per share related to portfolio assets located in Austin, Texas and a $(12.2) million, or $(0.07) per share charge related to a loss on the early extinguishment of debt. Our full year 2024 results include impairment losses totaling $(191.3) million, or $(1.11) per share, and non-cash income related to the reversal of the negative investment balance in an unconsolidated joint venture totaling $53.8 million, or $0.31 per share.

FFO attributable to common shareholders for the twelve months ended 2025 totaled $93.4 million, or $0.52 per diluted share compared to $148.9 million, or $0.85 per diluted share, for the year ended 2024. Our 2025 results include a $(12.2) million, or $(0.07) per share charge related to a loss on the early extinguishment of debt. Annualizing our fourth quarter dividend, the 2025 FFO payout ratio ($0.32 common share distribution / $0.52 FFO per diluted share) would be 61.5%.
Operating and Leasing Activity
In the fourth quarter of 2025, our Net Operating Income (NOI), excluding termination fees, bad debt expense and other income items increased 2.4% on an accrual basis and increased 3.2% on a cash basis for our 59 same store properties, which were 88.2% and 88.8% occupied on December 31, 2025 and 2024, respectively.
We leased approximately 157,000 square feet and commenced occupancy on 165,000 square feet during the fourth quarter of 2025. The fourth quarter occupancy activity includes 78,000 square feet of renewals, 44,000 square feet of new leases and 43,000 square feet of tenant expansions. We have an additional 229,000 square feet of executed new leases scheduled to commence occupancy on currently vacant space subsequent to December 31, 2025.
We achieved a 54% tenant retention ratio in our core portfolio with negative net absorption of (57,000) square feet during the fourth quarter of 2025 which includes 74,000 square feet of negative absorption due to tenants exercising early termination rights within their leases. Fourth quarter rental rate growth increased 20.9% as our renewal rental rates increased 16.8% and our new lease/expansion rental rates increased 25.9%, all on an accrual basis.
For the year ended 2025, our leasing activity totaled approximately 790,000 square feet and commenced occupancy on 1,245,000 square feet. Our year end 2025 occupancy activity includes 776,000 square feet of renewals, 334,000 square feet of new leases and 135,000 square feet of tenant expansions.
At December 31, 2025, our core portfolio of 60 properties comprising 11.3 million square feet was 88.3% occupied and we are now 90.4% leased (reflecting executed leases commencing after December 31, 2025).
Distributions
On December 10, 2025, our Board of Trustees declared a quarterly dividend distribution of $0.08 per common share that was paid on January 22, 2026 to shareholders of record as of January 7, 2026.
2026 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are providing our 2026 loss per share guidance of $(0.66) - $(0.58) per share and 2026 FFO guidance of $0.51 - $0.59 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2026 FFO and earnings per diluted share:

Guidance for 2026		Range

Loss per diluted share allocated to common shareholders	$(0.66)	to	$(0.58)
Plus: real estate depreciation, amortization	1.17		1.17

FFO per diluted share	$0.51	to	$0.59
Our 2026 FFO key assumptions include:
•Year-end Core Occupancy Range: 89-90%;
•Year-end Core Leased Range: 90-91%;
•Rental Rate Mark-to-Market (accrual): 5-7%;
•Rental Rate Mark-to-Market (cash): (2)-0%;
•Same Store (accrual) NOI Range: (1)-1%;

•Same Store (cash) NOI Range: 0-2%;
•Speculative Revenue Target: $17.0 - $18.0 million, $12.9 million achieved;
•Tenant Retention Rate Range: 46-48%;
•Property Acquisition Activity: None;
•Property Sales Activity: $280.0 - $300.0 million;
•Development Starts: Redevelopment of one existing Uptown ATX building in Austin, Texas;
•Financing Activity: Refinance our $178 million 3025 JFK Construction Loan and extend our unsecured credit facility maturing in July 2026;
•Share Buyback and Bond Repurchase Activity: Will be based on sales activity above;
•Annual earnings and FFO per diluted share based on 180.0 million fully diluted weighted average common shares and;
The Company has provided a reconciliation of 2026 FFO guidance to our 2025 actual FFO results in its Supplemental Information Package which can be found on the investor relations page of its website.
Except as outlined in our 2026 business plan, our estimates do not include (1) possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, (2) the impacts of any other capital markets activity, (3) future write-offs or reinstatements of accounts receivable and accrued rent balances, or (4) future impairment charges. EPS estimates may fluctuate based on several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. Management is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities or depreciable real estate. For a complete definition of FFO and statements of the reasons why management believes FFO provides useful information to investors, see page 41 in our fourth quarter supplement information package. There can be no assurance that our actual results will not differ materially from the estimates set forth above. Our 2026 Business Plan is included in our Supplemental Information Package.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in Philadelphia, PA and Austin, TX. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 120 properties and 20.0 million square feet as of December 31, 2025. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.
Conference Call and Audio Webcast
We expect to host our fourth quarter conference call on Wednesday February 4, 2026 at 9:00 a.m. Eastern Time. To access the conference call by phone, please visit this link here, and you will be provided with dial in details. A live webcast of the conference call will also be available on the Investor Relations page of our website at www.brandywinerealty.com.
Looking Ahead – First Quarter 2026 Conference Call
We anticipate releasing our first quarter 2026 earnings on Wednesday, April 22, 2026, after the market close and host our first quarter 2026 conference call on Thursday, April 23, 2026 at 9:00 a.m. Eastern Time. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
Supplemental Information

We produce a Supplemental Information Package that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors. The Supplemental Information Package includes a reconciliation of 2026 FFO guidance to our 2025 actual FFO results. The Supplemental Information Package is available via our website, www.brandywinerealty.com through the “Investor Relations” section.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements, including our 2026 Guidance and our 2026 Business Plan and expectations for timing and terms of developments, sales, capital activities, bond repurchases and common share buybacks, are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. Such risks, uncertainties and contingencies include, among others: reduced demand for office space and pricing pressures, including from competitors, changes to tenant work patterns that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital or that delay receipt of future debt financings and refinancings; the effect of inflation and interest rate fluctuations, including on the costs of our planned debt financings and refinancings; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and our ability to obtain adequate insurance, including coverage for terrorist acts; additional asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; impacts from changes to U.S. trade and foreign relations policies, including the imposition of tariffs; impacts of a U.S. government shutdown; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; reliance on key personnel; and failure to maintain an effective system of internal control, including internal control over financial reporting. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2024. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Net Operating Income (NOI)
NOI (accrual basis) is a Non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. We use NOI internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Same Store Properties
In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as Same Store Properties. Same Store Properties therefore exclude properties placed in-service, acquired, repositioned, held for sale or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store Properties.
Core Portfolio
Our core portfolio is comprised of our wholly owned properties, excluding any properties currently in development, re-development or recently completed, not yet stabilized or held for sale.
Speculative Revenue
Speculative Revenue represents the amount of rental revenue the company projects to be recorded during the current calendar year from new and renewal leasing activity in its core portfolio that has yet to be executed as of the beginning of the year. This revenue is primarily attributable to the absorption of core portfolio square footage that was either vacant at the beginning of the year or the renewal of existing tenants due to expire during the current year.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share data)

	December 31, 2025	December 31, 2024
ASSETS
Real estate investments:
Operating properties	$3,753,780	$3,367,547
Accumulated depreciation	(1,259,090)	(1,171,803)
Prepaid ground leases, net	51,399	7,233
Right of use asset - operating leases, net	17,806	18,412
Operating real estate investments, net	2,563,895	2,221,389
Construction-in-progress	118,543	94,628
Land held for development	70,405	81,318
Prepaid leasehold interests in land held for development, net	27,762	27,762
Total real estate investments, net	2,780,605	2,425,097
Cash and cash equivalents	32,284	90,229
Restricted cash and escrows	30,018	5,948
Accounts receivable	22,154	12,703
Accrued rent receivable, net of allowance of $424 and $909 as of December 31, 2025 and December 31, 2024, respectively	182,651	184,312
Investment in unconsolidated real estate ventures	314,326	570,455
Deferred costs, net	79,549	84,317
Intangible assets, net	22,426	5,505
Other assets	122,227	113,647
Total assets	$3,586,240	$3,492,213
LIABILITIES AND BENEFICIARIES' EQUITY
Secured term loans, net	$234,079	$275,338
Unsecured term loans, net	249,389	318,949
Unsecured senior notes, net	2,073,394	1,618,527
Accounts payable and accrued expenses	143,826	129,717
Distributions payable	14,108	26,256
Deferred income, gains and rent	22,569	35,414
Intangible liabilities, net	12,713	7,292
Lease liability - operating leases	23,720	23,546
Other liabilities	14,588	12,587
Total liabilities	$2,788,386	$2,447,626
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 173,699,039 and 172,665,995 issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	1,733	1,724
Additional paid-in-capital	3,199,838	3,182,621
Deferred compensation payable in common shares	23,069	20,456
Common shares in grantor trust, 1,583,000 and 1,221,333 issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	(23,069)	(20,456)
Cumulative earnings	605,252	783,499
Accumulated other comprehensive income (loss)	(1,437)	2,521
Cumulative distributions	(3,012,654)	(2,931,730)
Total Brandywine Realty Trust's equity	792,732	1,038,635
Noncontrolling interests	5,122	5,952
Total beneficiaries' equity	$797,854	$1,044,587
Total liabilities and beneficiaries' equity	$3,586,240	$3,492,213

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue
Rents	$114,138	$114,267	$457,504	$469,242
Third party management fees, labor reimbursement and leasing	5,087	6,057	20,329	23,742
Other	1,725	1,581	6,621	12,533
Total revenue	120,950	121,905	484,454	505,517
Operating expenses
Property operating expenses	35,044	34,358	131,347	129,890
Real estate taxes	9,016	10,707	43,602	47,726
Third party management expenses	2,778	2,258	10,245	9,714
Depreciation and amortization	45,308	44,638	176,428	178,168
General and administrative expenses	7,395	10,055	42,031	42,781
Provision for impairment	23	248	63,392	44,655
Total operating expenses	99,564	102,264	467,045	452,934
Gain (loss) on sale of real estate
Net gain on disposition of real estate	6,388	2,297	9,396	2,297
Net loss on sale of undepreciated real estate	(146)	—	(146)	—
Total gain on sale of real estate	6,242	2,297	9,250	2,297
Operating income	27,628	21,938	26,659	54,880
Other income (expense):
Interest and investment income	1,128	1,275	4,402	3,847
Interest expense	(37,851)	(31,202)	(134,955)	(116,306)
Interest expense - amortization of deferred financing costs	(1,356)	(1,247)	(5,119)	(5,000)
Equity in loss of unconsolidated real estate ventures	(14,155)	(37,628)	(57,681)	(191,585)
Net gain on real estate venture transactions	—	2,247	183	56,750
Gain (loss) on early extinguishment of debt	(12,244)	—	(12,244)	941
Net loss before income taxes	(36,850)	(44,617)	(178,755)	(196,473)
Income tax provision	(27)	(3)	(112)	(14)
Net loss	(36,877)	(44,620)	(178,867)	(196,487)
Net loss attributable to noncontrolling interests	193	128	620	580
Net loss attributable to Brandywine Realty Trust	(36,684)	(44,492)	(178,247)	(195,907)
Nonforfeitable dividends allocated to unvested restricted shareholders	(167)	(289)	(1,231)	(1,178)
Net loss attributable to Common Shareholders of Brandywine Realty Trust	$(36,851)	$(44,781)	$(179,478)	$(197,085)
Basic loss per Common Share	$(0.21)	$(0.26)	$(1.03)	$(1.14)
Diluted loss per Common Share	$(0.21)	$(0.26)	$(1.03)	$(1.14)
Basic weighted average shares outstanding	173,699,039	172,665,995	173,464,402	172,526,996
Diluted weighted average shares outstanding	173,699,039	172,665,995	173,464,402	172,526,996

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of Net Income to Funds from Operations:
Net loss attributable to common shareholders	$(36,851)	$(44,781)	$(179,478)	$(197,085)
Add (deduct):
Net loss attributable to noncontrolling interests - LP units	(111)	(130)	(537)	(585)
Nonforfeitable dividends allocated to unvested restricted shareholders	167	289	1,231	1,178
Net (gain) loss on real estate venture transactions	120	(2,034)	227	(63,696)
Net gain on disposition of real estate	(6,388)	(2,297)	(9,396)	(2,297)
Provision for impairment	23	248	63,392	44,101
Company's share of impairment of an unconsolidated real estate venture	4,149	23,808	4,149	147,184
Depreciation and amortization:
Real property	39,131	38,876	154,009	154,945
Leasing costs including acquired intangibles	5,288	4,961	19,130	19,746
Company’s share of unconsolidated real estate ventures	9,302	11,231	41,959	47,013
Partners’ share of consolidated real estate ventures	(75)	(3)	(88)	(9)
Funds from operations	$14,755	$30,168	$94,598	$150,495
Funds from operations allocable to unvested restricted shareholders	(175)	(318)	(1,212)	(1,624)
Funds from operations available to common share and unit holders (FFO)	$14,580	$29,850	$93,386	$148,871
FFO per share - fully diluted	$0.08	$0.17	$0.52	$0.85
Weighted-average shares/units outstanding — fully diluted	180,354,589	177,569,866	180,256,697	175,969,844
Distributions paid per common share	$0.08	$0.15	$0.53	$0.60
FFO payout ratio (distributions paid per common share/FFO per diluted share)	100.0%	88.2%	101.9%	70.6%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 4th QUARTER
(unaudited and in thousands)

Of the 65 properties owned by the Company as of December 31, 2025, a total of 59 properties ("Same Store Properties") containing an aggregate of 11.1 million net rentable square feet were owned for the entire three months ended December 31, 2025 and 2024. As of December 31, 2025, three properties were recently completed and three properties were in development/redevelopment. The Same Store Properties were 88.2% and 88.8% occupied as of December 31, 2025 and 2024, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended December 31,
	2025	2024
Revenue
Rents	$103,298	$102,015
Other	312	248
Total revenue	103,610	102,263
Operating expenses
Property operating expenses	29,196	28,543
Real estate taxes	8,334	9,490
Net operating income	$66,080	$64,230
Net operating income - percentage change over prior year	2.9%
Net operating income, excluding other items	$65,799	$64,286
Net operating income, excluding other items - percentage change over prior year	2.4%
Net operating income	$66,080	$64,230
Straight line rents & other	761	362
Above/below market rent amortization	(160)	(164)
Amortization of tenant inducements	218	220
Non-cash ground rent expense	235	239
Cash - Net operating income	$67,134	$64,887
Cash - Net operating income - percentage change over prior year	3.5%
Cash - Net operating income, excluding other items	$66,773	$64,675
Cash - Net operating income, excluding other items - percentage change over prior year	3.2%
	Three Months Ended December 31,
	2025	2024
Net loss:	$(36,877)	$(44,620)
Add/(deduct):
Interest income	(1,128)	(1,275)
Interest expense	37,851	31,202
Interest expense - amortization of deferred financing costs	1,356	1,247
Equity in loss of unconsolidated real estate ventures	14,155	37,628
Net gain on real estate venture transactions	—	(2,247)
Net gain on disposition of real estate	(6,388)	(2,297)
Net loss on sale of undepreciated real estate	146	—
Loss on early extinguishment of debt	12,244	—
Depreciation and amortization	45,308	44,638
General & administrative expenses	7,395	10,055
Income tax provision	27	3
Provision for impairment	23	248
Consolidated net operating income	74,112	74,582
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(8,032)	(10,352)
Same store net operating income	$66,080	$64,230

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – TWELVE MONTHS
(unaudited and in thousands)

Of the 65 properties owned by the Company as of December 31, 2025, a total of 59 properties ("Same Store Properties") containing an aggregate of 11.1 million net rentable square feet were owned for the entire twelve months ended December 31, 2025 and 2024. As of December 31, 2025, three properties were recently completed and three properties were in development/redevelopment. The Same Store Properties were 88.2% and 88.8% occupied as of December 31, 2025 and 2024, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Year Ended December 31,
	2025	2024
Revenue
Rents	$417,675	$409,241
Other	1,101	909
Total revenue	418,776	410,150
Operating expenses
Property operating expenses	113,382	108,012
Real estate taxes	39,665	40,361
Net operating income	$265,729	$261,777
Net operating income - percentage change over prior year	1.5%
Net operating income, excluding other items	$264,013	$262,144
Net operating income, excluding other items - percentage change over prior year	0.7%
Net operating income	$265,729	$261,777
Straight line rents & other	1,518	(5,485)
Above/below market rent amortization	(651)	(707)
Amortization of tenant inducements	883	777
Non-cash ground rent expense	944	960
Cash - Net operating income	$268,423	$257,322
Cash - Net operating income - percentage change over prior year	4.3%
Cash - Net operating income, excluding other items	$266,043	$256,650
Cash - Net operating income, excluding other items - percentage change over prior year	3.7%
	Year Ended December 31,
	2025	2024
Net loss:	$(178,867)	$(196,487)
Add/(deduct):
Interest income	(4,402)	(3,847)
Interest expense	134,955	116,306
Interest expense - amortization of deferred financing costs	5,119	5,000
Equity in loss of unconsolidated real estate ventures	57,681	191,585
Net gain on real estate venture transactions	(183)	(56,750)
Net gain on disposition of real estate	(9,396)	(2,297)
Net loss on sale of undepreciated real estate	146	—
Gain (loss) on early extinguishment of debt	12,244	(941)
Depreciation and amortization	176,428	178,168
General & administrative expenses	42,031	42,781
Income tax provision	112	14
Provision for impairment	63,392	44,655
Consolidated net operating income	299,260	318,187
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(33,531)	(56,410)
Same store net operating income	$265,729	$261,777